As filed with the Securities and Exchange Commission on March 8, 2004

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Merrill Lynch Global Balanced Fund, a series of Mercury Funds, Inc.

800 Scudders Mill Road, Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011

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MERRILL LYNCH GLOBAL BALANCED FUND

OF MERCURY FUNDS, INC.

Dear Stockholder:

As a stockholder of Merrill Lynch Global Balanced Fund of Mercury Funds, Inc. (the “Fund”), you are being asked to consider a transaction in which Merrill Lynch Global Allocation Fund, Inc. (“Global Allocation”) will acquire the Fund (the “Reorganization”). The following chart outlines the Reorganization structure.

Surviving Fund	Acquired Fund
Merrill Lynch Global Allocation Fund, Inc.	Merrill Lynch Global Balanced Fund

On April 12, 2004, the Fund will hold a Special Meeting of Stockholders for the purpose of considering the Reorganization. A combined proxy statement and prospectus, which provides information about the proposed Reorganization and about each Fund, is enclosed along with a Question and Answer sheet that addresses frequently asked questions.

You are being asked to approve the Agreement and Plan of Reorganization pursuant to which Global Allocation will acquire substantially all of the assets and will assume substantially all of the liabilities of the Fund and will simultaneously distribute to the Fund newly issued shares of Global Allocation common stock. Such shares will then be distributed on a proportionate basis to the stockholders of the Fund. The shares of Global Allocation that you receive will be the same class as the shares you held in the Fund before the Reorganization. When the Reorganization is completed, the Fund will terminate.

The Board of Directors of Mercury Funds, Inc. on behalf of the Fund has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign, date and return your proxy card in the enclosed postage paid return envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, you may take advantage of these voting options. If we do not hear from you, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder, reminding you to vote your shares. If you have any questions regarding the proxy materials or need assistance in voting your shares, please contact Georgeson Shareholder at 1-866-800-8285.

Sincerely,

Phillip S. Gillespie

Secretary

Merrill Lynch Global Balanced Fund

of Mercury Funds, Inc.

FREQUENTLY ASKED QUESTIONS

In this Question and Answer Sheet, we will refer to Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., as “Global Balanced” and Merrill Lynch Global Allocation Fund, Inc. as “Global Allocation.”

Q.	Why am I receiving this proxy statement?

A.	As a stockholder of Global Balanced you are being asked to consider a transaction in which Global Allocation will essentially acquire Global Balanced. This transaction is referred to in this Question and Answer Sheet as the “Reorganization.” The Reorganization requires the approval of Global Balanced’s stockholders.

Q.	Who is receiving this proxy statement?

A.	The stockholders of Global Balanced are receiving this proxy statement. The Reorganization does not require the vote of stockholders of Global Allocation.

Q.	Will there be a Stockholders’ Meeting?

A.	Yes. A Stockholders’ Meeting for Global Balanced will be held on Monday, April 12, 2004, at 800 Scudders Mill Road, Plainsboro, New Jersey at 9:00 a.m. Eastern time.

Q.	Which Fund will be the Surviving Fund and which Fund will be the Acquired Fund in the Reorganization?

A.	Global Allocation will be the Surviving Fund. Global Balanced will be the Acquired Fund.

Q.	Will the Reorganization change my privileges as a stockholder?

A.	Your rights as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	How will the Reorganization benefit stockholders?

A.	Stockholders should consider the following:

•	After the Reorganization, Global Balanced’s stockholders will be invested in a fund with a significantly increased level of net assets with substantially similar investment objectives and similar, although not identical, investment strategies.

•	After the Reorganization, Global Balanced’s stockholders are expected to experience:

*	greater flexibility in portfolio management due to a significantly larger asset base and the ability to invest in a greater range of securities and investment types

*	a lower total operating expense ratio (the ratio of operating expenses to total fund assets) than prior to the Reorganization

Q.	Will the Reorganization affect the value of my investment?

A.	The value of your investment will not change.

Q.	As an owner of shares of Global Balanced, will I own the same class of shares of Global Allocation after the Reorganization as I currently own?

A.	Yes. The shares of Global Allocation you receive in the Reorganization will be the same class as the shares you currently own in Global Balanced. For example, if you own Class A shares of Global Balanced, you will receive Class A shares of Global Allocation as a result of the Reorganization.

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Q.	As an owner of shares of Global Balanced, will I own the same number of shares of Global Allocation after the Reorganization as I currently own?

A.	No. You will receive shares of Global Allocation with the same aggregate net asset value as the shares of Global Balanced you own on the business day prior to the closing date of the Reorganization (the “Valuation Date”). The number of shares you receive will depend on the relative net asset value of the shares of the two Funds on that date. For example, let us assume that you own 10 Class A shares of Global Balanced. If the net asset value of that Fund’s Class A shares on the Valuation Date is $6 per share, and the net asset value of the Class A shares of Global Allocation on the Valuation Date is $12 per share, you will receive 5 Class A shares of Global Allocation in the Reorganization. The aggregate net asset value of your investment will not change. (10 Global Balanced Class A shares x $6 = $60; 5 Global Allocation Class A shares x $12 = $60).

Thus, if on the Valuation Date the net asset value of the shares of Global Allocation is higher than the net asset value of the shares of Global Balanced, you will receive fewer shares of Global Allocation in the Reorganization than you held in Global Balanced before the Reorganization. On the other hand, if the net asset value of the shares of Global Allocation is lower than the net asset value of the shares of Global Balanced, you will receive a greater number of shares of Global Allocation in the Reorganization than you held in Global Balanced before the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

Q.	What are the tax consequences for stockholders?

A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of Global Balanced.

Q.	Who will manage the Surviving Fund after the Reorganization?

A.	Merrill Lynch Investment Managers, L.P. (“MLIM”) serves as the investment manager to Global Allocation. MLIM has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate. Global Balanced is organized in a master-feeder structure and invests all of its assets in the Merrill Lynch Master Global Balanced Portfolio (“Master Global Balanced”). Because Global Balanced does not invest directly in portfolio securities, it does not require investment advisory services because all portfolio management occurs at the Master Global Balanced level. Merrill Lynch Investment Managers International Limited (“MLIMIL”) manages Master Global Balanced’s investments and MLIMIL has a sub-advisory agreement with Fund Asset Management, L.P., an affiliate. Global Allocation is managed by a team of investment professionals. Dennis Stattman is primarily responsible for the day-to-day management of Global Allocation. Mr. Stattman is expected to be the portfolio manager for the Surviving Fund following the Reorganization.

Q.	What will the name of the Surviving Fund be after the Reorganization?

A.	If the Reorganization is approved by Global Balanced stockholders, the Surviving Fund’s name will be Merrill Lynch Global Allocation Fund, Inc.

Q.	Why is my vote important?

A.	For a quorum to be present at the Stockholders’ Meeting, one-third of the shares of Global Balanced entitled to vote at the Meeting must be represented either in person or by proxy. Approval of the Reorganization requires the affirmative vote of stockholders representing a majority of the outstanding shares of Global Balanced entitled to vote, with all shares voting together as a single class. The Board of Directors of Mercury Funds, Inc. on behalf of Global Balanced urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

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Q.	How can I vote?

A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the Stockholders’ Meeting. If you submit a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.	Has Global Balanced retained a proxy solicitation firm?

A.	Yes. Global Balanced has hired Georgeson Shareholder to assist in the solicitation of proxies for the Meeting. While Global Balanced expects most proxies to be returned by mail, Global Balanced may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?

A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at the Stockholders’ Meeting for the necessary quorum or the necessary quorum is present but there are not sufficient votes to act upon the proposal by the time of the Stockholders’ Meeting on April 12, 2004, the Meeting may be adjourned to permit further solicitation of proxy votes.

Q.	What is the Board’s recommendation?

A.	The Board of Directors of Mercury Funds, Inc. on behalf of Global Balanced believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.

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